Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	)
	)	Chapter 11
TELEVIDEO, INC.	)
	)	Case No. 06-10242 (KG)
Debtor.	)
)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
UNDER 11 U.S.C. §1129(A) AND (B) AND FED. R. BANKR. P. 3020
CONFIRMING DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION1

WHEREAS, on March 14, 2006 (the “Petition Date”), TeleVideo, Inc., debtor and debtor in possession in this case (the “Debtor”), filed its voluntary petition for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, the “Debtor”, as proponent of the plan (the “Plan Proponent”) within the meaning of section 1129 of the “Bankruptcy Code”, filed the Debtor’s First Amended Plan of Reorganization (the “Plan”);

WHEREAS, on May 16, 2006, the Bankruptcy Court entered an order (the “Solicitation Order”) that, among other things, (a) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); (b) established July 12, 2006, as the date for the commencement of the hearing to consider confirmation of the Plan (the “Confirmation Hearing”); and (c) approved the form and method of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”);

WHEREAS, the Debtor complied with the mailing and noticing requirements established under the Solicitation Order, as more fully set forth in the Affidavit of Joseph King Certifying the Acceptances and Rejections of the Debtor’s First Amended Plan of Reorganization (the

1                      Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed to them in the Plan.

“Voting Certification”) and evidenced by the affidavits of mailing and publication on the docket of this case;

WHEREAS, more than one (1) impaired class of claims has accepted the Plan, as set forth in the Voting Certification;

WHEREAS, pursuant to section 1128(e) of the Bankruptcy Code, the Bankruptcy Court commenced the confirmation hearing (the “Confirmation Hearing”) on July 12, 2006;

NOW, THEREFORE, based upon the Bankruptcy Court’s review of the Voting Certification; and upon (a) all the evidence proffered or adduced at, memoranda and Objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing; (b) the record presented at the Confirmation Hearing and the entire record of this Chapter 11 case; and after due deliberation thereon and good cause appearing therefore, the Court makes the following:

FINDINGS OF FACT AND CONCLUSIONS OF LAW2

IT IS HEREBY FOUND AND DETERMINED THAT:

A.     Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. § § 157(b)(2), 1334(a)).   This Bankruptcy Court has jurisdiction over this case pursuant to sections 157 and 1334 of title 28 of the United States Code. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding pursuant to section 157(b)(2)(L) of title 28 of the United States Code, and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

2                      Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

B.     Judicial Notice.   This Bankruptcy Court takes judicial notice of the docket of this case maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, with limitation, all pleadings and other documents filed, all Orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of this Chapter 11 case, including, but not limited to, the hearing to consider the adequacy of the Disclosure Statement.

C.     Burden of Proof.   The Debtor has satisfied the burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence, which is the applicable evidentiary standard in this Bankruptcy Court for Confirmation of the Plan.

D.     Transmittal and Mailing of Materials; Notice.   In accordance with applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Rules 2002, 3017 and 3020, due notice of the Confirmation Hearing and the opportunity to object to confirmation of the Plan was provided to the Debtor’s Creditors, Equity Interest Holders and other parties-in-interest. The Disclosure Statement, the Plan, the Ballots, the Solicitation Order and the Confirmation Hearing Notice, transmitted and served as set forth in the Voting Certification and associated declarations and affidavits, shall be deemed to have been transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules. Such transmittal and service were adequate and sufficient, publication of the Confirmation Hearing Notice was adequate and sufficient and no other or further notice is or shall be required.

E.      Voting.   Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Order, all other applicable rules, laws and regulations and industry practice.

F.      Plan Compliance with Bankruptcy Code (11 U.S.C. §1129(a)(1)).   The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(1)      Proper Classification (11 U.S.C. § §1122, 1123(a)(1)).   In addition to Administrative Claims and Priority Tax Claims, which do not need to be designated, the Plan designates six (6) Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies section 1122 and 1123(a)(1) of the Bankruptcy Code.

(2)      Specified Unimpaired Classes (11 U.S.C. §1123(a)(2)).   Article III of the Plan properly classifies those Classes that are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(3)      Specified Treatment of Impaired Classes (11 U.S.C. §1123(a)(3)).   The Plan identifies and properly classifies those Classes that are Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(4)      No Discrimination (11 U.S.C. §1123(a)(4)).   The Plan provides for the same treatment by the Debtor for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(5)      Implementation of Plan (11 U.S.C. §1123(a)(5)).   The Plan and the Confirmation Order provide adequate and proper means for the Plan’s implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(6)      Prohibition Against Non-Voting Securities (11 U.S.C. §1123(a)(6)).   Upon the Effective Date of the Plan, all Equity Interests in the Debtor, including any securities possessing voting power will be extinguished, and no new non-voting securities of the Debtor will be issued. Thus, the Plan complies with section 1123(a)(6) of the Bankruptcy Code.

(7)      Designation of Officers, Directors or Trustees (11 U.S.C. §1123(a)(7)).   On June 21, 2006, the Debtor filed its Amended Disclosure of Post-Confirmation Officers and Directors Pursuant to 11 U.S.C. § 1129(a)(5). Thus, to the extent applicable, the Plan complies with section 1123(a)(7) of the Bankruptcy Code.

G.     Additional Plan Provisions (11 U.S.C. §1123(b)).   The Plan’s additional provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

H.     Bankruptcy Rule 3016(a).   The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).

I.       Debtor’s Compliance with Bankruptcy Code (11 U.S.C. §1129(a)(2)).   The Debtor has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

(1)      The Debtor is proper debtor under section 109 of the Bankruptcy Code and is the proper Plan Proponent under section 1121(a) of the Bankruptcy Code.

(2)      The Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by Orders of the Bankruptcy Court.

(3)      The Debtor has satisfactorily complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order in transmitting the Plan, the Disclosure Statement, the Ballots, the Confirmation Hearing Notice and related documents and notices and in soliciting and tabulating votes on the Plan.

(4)      The Plan has been accepted by Creditors holding in excess of two-thirds in amount and one-half in number of the Allowed Claims in each Impaired Class entitled to vote.

J.      Plan Proposed in Good Faith (11 U.S.C. §1129(a)(3)).   The Debtor has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of this Chapter 11 case. The Debtor’s good faith is further demonstrated by the facts and records of this case, the Disclosure Statement and the hearing thereon and the record of the Confirmation Hearing and other proceedings held in this case. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s Estate by providing the means through which the Debtor shall fully reorganize and distribute assets in accordance with the provisions of the Bankruptcy Code for the benefit of Creditors.

K.     Payments for Services or Costs and Expenses (11 U.S.C. §1129(a)(4)).   Any payment made or to be made by the Debtor for services or for costs and expenses in or in connection with the Chapter 11 case, or in connection with the Plan and incident to this case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

L.      Directors, Officers, and Insiders (11 U.S.C. §1129(a)(5)).   On June 21, 2006, the Debtor filed its Amended Disclosure of Post-Confirmation Officers and Directors Pursuant to 11

U.S.C. §1129(a)(5), thereby satisfying the requirements of section 1129(a)(5) of the Bankruptcy Code.

M.    No Rate Changes (11 U.S.C. §1129(a)(6)).   Section 1129(a)(6) of the Bankruptcy Code is not applicable in this case or with respect to the Plan.

N.     Best Interests of Creditors (11 U.S.C. §1129(a)(7)).   The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis prepared by the Debtor and other evidence proffered or adduced at the Confirmation Hearing (a) are persuasive and credible as of the dates such evidence was prepared, presented or proffered, (b) have not been controverted by other persuasive evidence or have not been challenged, (c) are based upon reasonable and sound assumptions and (d) establish that each Holder of an Impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

O.     Acceptance by Certain Classes (11 U.S.C. §1129(a)(8)).   Based upon the Voting Certification, the evidence adduced at the Confirmation Hearing and the arguments of counsel, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the rejecting Classes. Classes 1, 2 and 4 are Unimpaired under the Plan and, pursuant to section 1126(f) of the Bankruptcy Code, are conclusively deemed to have to accept the Plan. Thus, as to the Unimpaired Classes under the Plan, the requirements of section 1129(a)(8) of the Bankruptcy Code are satisfied. Class 6 is not expected to receive or retain any property under the Plan and, therefore, is deemed to have rejected the Plan, pursuant to section 1126(g) of the Bankruptcy Code. As to Impaired Classes 3 and 5 that are entitled to vote to accept or reject a plan, section 1126(c) has been satisfied. Impaired Classes 3 and 5 voted overwhelmingly to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Plan is confirmable because the provisions of section 1129(b) of the Bankruptcy Code have been satisfied with respect to the dissenting Class.

P.      Treatment of Administrative and Priority Claims (11 U.S.C. §1129(a)(9)).   The treatment of Administrative Claims, Priority Tax Claims and Other Priority Claims pursuant to the Plan satisfies the requirements of sections 1129(a)(9)(A), (B), (C) of the Bankruptcy Code.

Q.     Acceptance By Impaired Classes (11 U.S.C. §1129(a)(10)).   At least one Class of Claims against the Debtor that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

R.     Feasibility (11 U.S.C. §1129(a)(11)).   The Plan proposed by the Debtor provides for a reorganization of the Debtor and a distribution of Cash to Creditors in accordance with the priority schemes of the Bankruptcy Code and the terms of the Plan and this Confirmation Order. The Disclosure Statement, the Declaration of Carmino Rosa in Support of Confirmation and the evidence proffered or adduced at the Confirmation Hearing among other things, (a) are persuasive and credible, (b) have not been controverted by other persuasive evidence and (c) demonstrate that there will be sufficient funds to satisfy the Debtor’s obligations under the Plan and to fund the costs and expenses of the Reorganized Debtor after the confirmation of the Plan, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

S.      Payment of Fees (11 U.S.C. §1129(a)(12)).   All fees payable under the section 1930 of title 28 of the United States Code (the “Quarterly Fees”), as determined by the Bankruptcy Court, have been paid or will be paid pursuant to the Plan.

T.     Continuation of Retiree Benefits (11 U.S.C. §1129(a)(13)).   This provision is inapplicable since the Debtor does not maintain retiree benefits as contemplated by section 1114 of the Bankruptcy Code.

U.     Fair and Equitable; No Unfair Discrimination (11 U.S.C. §1129(b)).   Based upon the evidence proffered, adduced or presented by the Debtor at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to any rejecting Classes, as required by section 1129(b)(1) and (2) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding section 1129(a)(8) of the Bankruptcy Code. Upon confirmation of the Plan and the occurrence of the Effective Date, the Plan shall be binding upon the members of any rejecting Classes.

V.     Principal Purpose of the Plan (11 U.S.C §1129(d)).   The principal purpose of the Plan is not the avoidance of taxes or the avoidance of section 5 of the Securities Act of 1933, as amended, and no governmental unit has opposed confirmation of the Plan.

W.    Modifications to the Plan.   Any modification to the Plan set forth in this Confirmation Order constitute technical changes and/or changes with respect to particular claims by agreement with the Holders of such Claims and do not adversely change the treatment of any other Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

X.     Good Faith Solicitation (11 U.S.C. §1125(e)).   Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Debtor and its respective officers, directors,

employees, agents, counsel or other professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptance to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the limitations of liability set forth in the Plan.

Y.     Preservation of Causes of Action.   It is in the best interests of the Creditors of the Debtor’s Estate that all Causes of Action, not expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or by any Final Order, be retained by the Debtor (before the Effective Date) and the Reorganized Debtor (after the Effective Date) pursuant to the Plan, to preserve the value of the Debtor’s Estate.

AA.   No Further Action.   No further action of this Court or the respective directors or shareholders of the Debtor will be required to authorize the Debtor to enter into, execute and deliver, or adopt, as the case may be, the documents necessary to implement the provisions of the Plan.

BB.     Satisfaction of Confirmation Requirements.   The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

CC.     Retention of Jurisdiction.   The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article X of the Plan and section 1142 of the Bankruptcy Code.

Decrees

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.    Confirmation.   The Plan, attached hereto as Exhibit A, is approved and confirmed under section 1129 of the Bankruptcy Code. Each provision of the Plan is hereby approved and incorporated by reference into this Confirmation Order.

2.    Objections.   All Objections that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits or resolved as (i) provided in this confirmation Order, or (ii) placed on the record at the Confirmation Hearing. To the extent that any agreement is attached hereto in connection with such resolutions, the agreement is hereby approved and the Debtor is authorized to execute and implement the terms thereof.

3.    Plan Classification Controlling.   The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtor’s Creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes and (c) shall not be binding on the Debtor or the Reorganized Debtor.

4.    Binding Effect.   Pursuant to section 1141 of the Bankruptcy Code, the Plan and its provisions shall be binding upon the Debtor, the Reorganized Debtor, any entity acquiring or receiving property as a distribution under the Plan and any Holder of a Claim against or Equity Interest in the Debtor, including all governmental entities, whether or not the Claim or Equity

Interest of such Holder is Impaired under the Plan and whether or not such Holder or entity has accepted the Plan.

5.    Transmittal of Materials.   Transmittal and service of the Disclosure Statement, the Plan, the Ballots, the Solicitation Order and the Confirmation Hearing Notice as set forth in the appropriate declarations and affidavits, are approved as proper notice. The publication of the Confirmation Hearing Notice also is approved as proper notice.

6.    Vesting of Assets (11 U.S.C. §1141(b) (c)).   Pursuant to and in accordance with Article X, section 10.2 of the Plan, except as otherwise provided in this Confirmation Order, the Plan on the Effective Date, all property of the Debtor’s Estate, to the full extent of section 541of the Bankruptcy Code, and any and all Remaining Assets of the Debtor of every kind and nature, and all Causes of Action (collectively, the “Transferred Assets”) shall be transferred to and vest in the Reorganized Debtor, and the Debtor shall have no right, title, interest or claim with respect to any such Transferred Asset as of the Effective Date.

7.    Rejection of Executory Contracts and Unexpired Leases.   Except as otherwise expressly provided herein, all of the Debtor’s executory contracts and unexpired leases (whether or not previously listed by the Debtor in their respective Schedule G), shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed, assumed and assigned or rejected pursuant to a Final Order of the Bankruptcy Court entered prior to the Confirmation Date or pursuant to the Confirmation Order, (b) as to which a motion for approval of the assumption and assignment of such contract or lease has been filed and served prior to the Confirmation Date and ultimately becomes a Final Order authorizing such assumption and assignment.

8.    Releases and Exculpation.   The release and exculpation provisions set forth in Articles X, section 10.6 and XIII, section 13.6 of the Plan are appropriate and are hereby approved in their entirety.

9.    Injunction Related to Exculpation.   This Confirmation Order shall permanently enjoin, and it does hereby so enjoin as of the Effective Date, the commencement or prosecution by any entity, whether directly or indirectly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including, but not limited to, the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Articles X, section 10.6 and XIII, section 13.6 of the Plan.

10.  Injunction Related to Releases.   All parties in interest in this case, including but not limited to all Holders of Claim and Equity Interest Holders, known or unknown, shall be permanently enjoined, and is hereby so enjoined, as of the Effective Date, from commencing, conduction or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind, asserting any setoff, right of subrogation, contribution, indemnification or recoupment of any kind, directly or indirectly, or proceeding in any manner in any place inconsistent with the releases granted to Mrs. Hwang pursuant to the Plan.

11.  Injunction.   Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against the Debtor, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property of the Debtor, (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor, and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action that are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtor and its property and interests in property.

12.  General Authorizations.   The Debtor or the Reorganized Debtor, as applicable, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Plan Documents. The Debtor or the Reorganized Debtor and their respective agents and attorneys are authorized and empowered to issue, execute, deliver, file or record any agreement, document or security, including, without limitation, the documents contained in any other plan documents, as modified, amended and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate and consummate the Plan and all Plan Documents, in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or any other Plan Document, without further order of the Court.

13.  Governmental Approvals Not Required.   This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of, and any other acts referred to in or contemplated by, the Plan and any other plan documents.

14.  Exemption from Certain Taxes.   Pursuant to section 1146(c) of the Bankruptcy Code, the transfer or assignment of the Debtor’s Assets to the Reorganized Debtor or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, but not limited to, settlement agreements, assumption agreements and any transfers contemplated in the Plan, shall not be subject to any stamp tax or other similar tax or any tax held to be a stamp tax or other similar tax by applicable law.

15.  Administrative Expense Claims Bar Date.   Except for (i) non-tax liabilities incurred in the ordinary course of business by the Debtor, (ii) Claims of Professionals, and (iii) Postpetition Tax Claims (all of which are provided for below), requests for payment of Administrative Claims incurred on or prior to the Confirmation Date must be Filed and served on counsel for the Reorganized Debtor no later than (x) thirty (30) days after the Confirmation Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 30-day period. Holders of Administrative Claims (including, without limitation, Professionals and the Holders of Postpetition Tax Claims) that are required to file a request for payment of such Claims and do not file such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor, it’s Estates, or the Reorganized Debtor.

16.  Final Fee Applications.   Pursuant to Article II, section 3 of the Plan, All Entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 45 days after the

Effective Date, or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court, (i) on the later of the Effective Date and the date upon which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

17.  Satisfaction of Claims and Termination of Equity Interests.   All Claims are satisfied and all Equity Interests are extinguished as set forth in Articles IV, section 4.6.1 and Article IX, section 9.4 of the Plan.

18.  Approval of Injunction; Limitations of Liability.   The provisions set forth in Article X of the Plan are hereby approved in their entirety.

19.  Payment of Statutory Fees and Compliance with Reporting Requirements.   All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. All fees payable subsequent to the Effective Date under section 1930(a)(6) of title 28 of the United States Code shall be paid by the Reorganized Debtor. All post-confirmation reporting requirements shall also be complied with, including the reporting of disbursement activity.

20.  Notice of Entry of Confirmation Order.   On or before the tenth (10th) Business Day following the date of entry of this Confirmation Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all Creditors and Equity Interest Holders, the United States Trustee, and other parties in interest, by causing notice of entry of the Confirmation Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

21.  Preservation of Causes of Action.   Unless Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or any Final Order, the Debtor expressly reserves, for the benefit of the Reorganized Debtor, all Causes of Action for later adjudication. Except as otherwise provided in the Plan, this Confirmation Order or any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor retains all rights to commence and pursue, as appropriate, any and all Causes of Action.

22.  Notice of Effective Date.   Within ten (10) Business Days following the occurrence of the Effective Date, the Debtor or the Reorganized Debtor shall file notice of the occurrence of the Effective Date and shall serve a copy of same on those persons who have filed a notice of appearance and request for service of pleadings in the Chapter 11 Cases.

23.  Enforceability.   Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

24.  Modification/Reversal.   If any provision of this Confirmation Order is hereafter modified, vacated or reversed by subsequent order of the Bankruptcy Court or any other court, such reversal, modification or vacation shall not affect the validity of the obligations incurred or undertaken under or in connection with the Plan and any other plan documents prior to the Debtor’s or the Reorganized Debtor’s receipt of written notice of any such order; nor shall such reversal, modification or vacation hereof affect the validity or enforceability of such obligations. Notwithstanding any reversal, modification or vacation hereof, any such obligation incurred or undertaken pursuant to and in reliance on this Confirmation Order prior to the effective date of such reversal, modification or vacation shall be governed in all respects by the provisions hereof and of the Plan and any other Plan Documents, and any amendments or modifications thereto.

25.  Confirmation Order Effective Immediately Upon Entry.   This Confirmation Order constitutes: (a) a finding that Rules 6004(g), 6006(d) and 7062 of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtor to consummate the Plan immediately after the entry of the Confirmation Order.

26.  Conflicts Between Confirmation Order and Plan.   To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are non-severable and mutually dependent unless expressly stated by further order of this Bankruptcy Court. The failure to reference or discuss all or part of any particular provision of the Plan herein shall have no effect on the validity, binding effect and enforceability of such provision, and such provision, and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

27.  Retention of Jurisdiction.   Pursuant to and as further set forth in Article XII of the Plan, notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.

28.  Reference to Plan Provisions.   The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

29.  Pursuant to Article VI of the Plan, ThoughtStorm Strategic Capital LLC is hereby appointed and approved as the Disbursing Agent.

Dated:	July 12, 2006
Wilmington, DE

/s/ Kevin Gross
KEVIN GROSS
UNITED STATES BANKRUPTCY JUDGE